Exhibit 4.24

FIRST AMENDMENT TO A FIFTH ADDENDUM AGREEMENT

This First Amendment to a Fifth Addendum Agreement (this “Amendment”) is entered into as of January 25th 2026 (the “Effective Date”), by and between YEDA RESEARCH AND DEVELOPMENT COMPANY LIMITED, a company duly registered under the laws of Israel with company number 51-020189-0, of P.O. Box 95, Rehovot 7610002, Israel (“Yeda”) and BRAINSWAY LTD., a company duly registered under the laws of Israel, company number 513890764, of 16 HaRetum Street, Jerusalem 9777516, Israel (the “Company”). Yeda and the Company may hereafter be referred to individually as a “Party”, and collectively as the “Parties”.

RECITALS:

WHEREAS, the Parties are parties to a Research and Licence Agreement dated June 1, 2005 as amended by the First Addendum Agreement effective from June 1, 2007; the Second Addendum Agreement effective from August 20, 2008; the Third Addendum Agreement effective from March 23, 2010; the Fourth Addendum Agreement effective from August 1, 2009 (as amended); and the Fifth Addendum Agreement dated February 22, 2018 (as amended by the Notice of Amendment, as hereunder defined) (collectively, the “Fifth Addendum”; the Agreement and addendums collectively, the “R&L Agreement”);

WHEREAS, on December 30, 2019 the Company notified Yeda (the “Notice of Amendment”) that it exercised its right pursuant to clause 12 of the Fifth Addendum to amend the R&L Agreement and to include the Additional Licensed Information as defined in the Fifth Addendum in the Licensed Information and Patents under the R&L Agreement;

WHEREAS, in the course of research conducted at the Institute, Prof. Elisha Moses and members of his research team have arrived at the invention claimed in Israeli patent application number 319412 entitled “360° TRANSCRANIAL MAGNETIC STIMULATION” (Yeda ref. 2025-037), and corresponding patent applications listed in the patent cards attached as Appendix A hereto (the “Additional rfTMS Patent”); and

WHEREAS, the Company wishes to include the Additional rfTMS Patent within the Licence, and Yeda agrees to grant the Company said licence, all as set out in this Amendment below.

NOW THEREFORE IT IS AGREED BETWEEN THE PARTIES AS FOLLOWS:

1.             Unless expressly defined or stated otherwise, capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Fifth Addendum and in the R&L Agreement. The preamble above forms an integral part of this Amendment. In this Amendment: (i) the terms defined in the preamble hereto will have the meanings assigned to them therein; and (ii) the headings are intended solely for convenience or reference and shall be given no effect in the interpretation of this Amendment.

2.             The Parties agree that the Additional rfTMS Patent shall be added to the “rfTMS Patent” as defined in the Preamble of the Fifth Addendum, and the underlying invention shall be included in the “rfTMS Invention” as defined in the Preamble of the Fifth Addendum.

3.             Pursuant to the Notice of Amendment, the Additional rfTMS Patent and the underlying invention shall be deemed included as Patents and Licensed Information under the R&L Agreement.

4.             The Company shall, simultaneously with the signature of this Amendment, pay Yeda the sum of US$ 7,710.20, being the amount of all costs and fees paid by Yeda until the date of signature of this Amendment in connection with the Additional rfTMS Patent.

5.             This Amendment shall be incorporated as an integral part of the Fifth Addendum.

6.             Other than as specifically stated in this Amendment, the terms of the Fifth Addendum and the R&L Agreement remain unchanged and in full force and effect.

IN WITNESS WHEREOF the Parties have set their signatures as of the Amendment Effective Date.

for YEDA RESEARCH AND DEVELOPMENT COMPANY LIMITED		for BRAINSWAY LTD.
Signature:	/s/ Prof. Tony Futerman /s/ Dr. Elik Chapnik	Signature:	/s/ Hadar Levy /s/ Ido Marom
Name:	Prof. Tony Futerman Dr. Elik Chapnik	Name:	Hadar Levy Ido Marom
Title:	Chairman CEO	Title:	CEO CFO

Appendix A – Patent Card

PATENT CARD

Title: 360° TRANSCRANIAL MAGNETIC STIMULATION

Priority Date: March 05, 2025

Inventors: Elisha MOSES, Maor YESHUA, EYAL WEINREB

Country Application	Number	Filing Date	Publication Number	Publication Date	Grant Date	Patent Number	Status
Israel	319412	05/03/2025					Examination